Calculation of Filing Fee Tables
S-8
Hudson Pacific Properties, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	1,037,064	$ 5.61	$ 5,817,929.04	0.0001381	$ 803.46
Total Offering Amounts:						$ 5,817,929.04		$ 803.46
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 803.46
Offering Note
[1]	(1) This Registration Statement registers the issuance of an additional 1,037,064 shares of common stock, $0.01 par value per share ("Common Stock"), of Hudson Pacific Properties, Inc. (the "Registrant") issuable under the Amended and Restated Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. 2010 Incentive Award Plan (the "Incentive Award Plan"). The Incentive Award Plan is an amendment and restatement of the Registrant's Third Amended and Restated 2010 Incentive Award Plan (the "Prior Plan"), and was approved by the stockholders of the Registrant on May 14, 2025. The offer and sale of shares of Common Stock, which have been or may be issued under the Incentive Award Plan (as the Prior Plan), have previously been registered pursuant to Registration Statements on Form S-8 (File Nos. 333-259201, 333-218804, 333-185497, 333-167847 and 333-274649). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Incentive Award Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of Common Stock. (2) Estimated solely for purposes of determining the registration fee pursuant to the provisions of Rules 457(c) and 457(h) under the Securities Act by averaging the high and low sales prices of the Registrant's Common Stock as reported by the New York Stock Exchange on May 25, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources